Exhibit 99.1

Avalara Announces Second Quarter 2021 Financial Results

Second Quarter Total Revenue of $169.1 Million

Total Revenue Growth of 45% From Second Quarter 2020

SEATTLE – August 5, 2021 – Avalara, Inc. (NYSE: AVLR), a leading provider of tax compliance automation for businesses of all sizes, today announced financial results for its second quarter ended June 30, 2021.

“The second quarter was an exceptionally great quarter for Avalara, as we continue to execute our vision to become the leading global cloud compliance platform. We reported total revenue growth of 45% year-over-year, the highest growth rate achieved since going public and 52% year-over-year calculated billings growth,” said Scott McFarlane, Avalara co-founder and chief executive officer. “With strong business momentum, we are pleased again to increase our fiscal year outlook. Our results demonstrate the positive impact from the investments we have made organically and through acquisitions that we believe have positioned us to lead and shape the future of global compliance. We are benefiting from fundamental shifts in the fabric of commerce and regulatory obligations along with rising adoption of cloud-based solutions and the growing emphasis on efficiency expectations in the market.”

Second Quarter 2021 Financial Results

•

Revenue: Total revenue was $169.1 million in the second quarter of 2021, up 45% from $116.5 million in the second quarter of 2020. Subscription and returns revenue was $152.4 million, up 40% from $108.5 million in the same period last year. Professional services revenue was $16.6 million, up 109% from $8.0 million in the same period last year.

•

Gross Profit: GAAP gross profit was $120.4 million in the second quarter of 2021, representing a 71% gross margin, compared to a GAAP gross profit of $83.2 million and a 71% gross margin in the second quarter of 2020. Non-GAAP gross profit was $125.2 million, representing a 74% non-GAAP gross margin, compared to a non-GAAP gross profit of $85.7 million and a 74% non-GAAP gross margin in the second quarter of 2020.

•

Operating Loss: GAAP operating loss was $26.9 million in the second quarter of 2021, compared to a GAAP operating loss of $10.0 million in the second quarter of 2020. Non-GAAP operating income was $2.6 million in the second quarter of 2021, compared to a non-GAAP operating income of $3.8 million in the second quarter of 2020.

•

Net Loss: GAAP net loss was $27.7 million in the second quarter of 2021, compared to a GAAP net loss of $10.1 million in the second quarter of 2020. Non-GAAP net income was $1.8 million in the second quarter of 2021, compared to a non-GAAP net income of $3.7 million in the second quarter of 2020.

•

Net Loss per Share: GAAP basic and diluted net loss per share was $0.32 based on 86.1 million weighted-average shares outstanding in the second quarter of 2021, compared to a GAAP basic and diluted net loss per share of $0.13 based on 78.9 million weighted-average shares outstanding in the second quarter of 2020. Non-GAAP diluted net income per share was $0.02 based on 89.5 million diluted weighted-average shares outstanding in the second quarter of 2021, compared to a non-GAAP diluted net income per share of $0.04 based on 83.4 million diluted weighted-average shares outstanding in the second quarter of 2020.

•

Deferred Revenue: Total deferred revenue was $239.4 million at June 30, 2021, up from $209.7 million at December 31, 2020. The current portion of deferred revenue was $237.5 million at June 30, 2021, up from $208.0 million at December 31, 2020.

•

Cash: Net cash provided by operating activities was $25.6 million in the second quarter of 2021, compared to $7.5 million provided by operating activities in the second quarter of 2020. Free cash flow was $20.2 million in the second quarter of 2021, compared to $5.5 million in the second quarter of 2020. Cash and cash equivalents totaled $639.5 million at June 30, 2021, compared to $673.6 million at December 31, 2020.

•	Calculated Billings: Calculated billings were $181.0 million in the second quarter of 2021, compared to calculated billings of $118.7 million in the second quarter of 2020.

Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.

Second Quarter 2021 and Recent Operating Highlights

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Key Metrics: During the second quarter of 2021, we revised our core customer calculation methodology to include revenue from our Streamlined Sales Tax solution (SST), which results in additional customers being included in reported core customers. During the second quarter of 2021, we also revised our net revenue retention rate calculation methodology to include revenue from SST that previously was not included, and to exclude professional services revenue, as these services tend to be more one-time in nature. We have included both the revised and legacy Key Metrics methodologies for core customers and net revenue retention below and in a table at the end of this release.

Under the revised calculation methodology, we ended the second quarter of 2021 with approximately 16,570 core customers, up from approximately 15,730 core customers at the end of the previous quarter and approximately 13,640 in the second quarter of 2020, representing a 21% increase year-over-year.

Under the revised calculation methodology, our net revenue retention rate was 116% in the second quarter of 2021 and has averaged 115% over the last four quarters. Under the legacy calculation methodology, our net revenue retention rate was 110% in the second quarter of 2021 and averaged 107% over the last four quarters.

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In June 2021, we announced the appointment of global technology leader and innovator Srinivas Tallapragada and retired Lieutenant General Bruce Crawford to our board of directors. Tallapragada is president and chief engineering officer of Salesforce, the leader in customer relationship management, where he leads a global team responsible for building and managing the company’s products and platform. Prior to Salesforce, he held multiple leadership roles at Oracle and SAP, where he led enterprise software development and was responsible for the integration of numerous acquisitions. Crawford is senior vice president for strategic development, growth, and sales at Jacobs, a leading technology-enabled solutions provider. Prior to joining Jacobs, Crawford served in the United States Army for 34 years, including his final position as the Army’s chief information officer, the principal enterprise IT and cybersecurity policy advisor to the Secretary of the Army and the Army Chief of Staff.

Second Quarter 2021 and Recent Product Highlights

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In July, we announced Avalara Managed Tax Classification, an artificial intelligence-based, self-service tool paired with assisted classification services to allow businesses to efficiently classify their products and services to tax categories, regardless of the size of their product catalogs.

•

In addition, in July 2021, we announced updated products to help businesses comply with new value-added tax (VAT) rules for ecommerce in the EU that went into effect July 1, 2021, namely Avalara VAT Registration, Avalara AvaTax for VAT, and Avalara VAT Reporting. Over the past several years, an onslaught of significant VAT legislative changes has further burdened businesses selling into and throughout Europe. Businesses navigating the compliance complexities of global trade are seeking integrated solutions to keep pace with changing rules.

•

In June 2021, we announced new capabilities for our cross-border solution: Trade Treaty Support and Trade Restrictions Management. These new features will enable businesses to take advantage of preferred treaty rates in their landed cost calculations and to avoid selling items to countries where there are restrictions with customs regulations.
•

In May 2021, we announced an array of new tax compliance automation products and services designed specifically for accountants. Avalara for Accountants provides accounting professionals with the technology to simplify and streamline their tax compliance practice.

The new product and service offerings give accountants access to the same Avalara cloud technology used to process millions of sales tax returns and remit billions of dollars each year. This focus underscores Avalara’s commitment to providing accountants with up-to-date technology to scale their practice, meet the increasingly complex compliance needs of clients, and devote more resources to higher-value advisory work.

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In May 2021, we announced the availability of Avalara Content Generation for POS, a new solution for businesses with physical locations that delivers up-to-date tax content for point-of-sale (POS) systems to manage complex tax scenarios. This offering helps U.S.-based businesses perform more accurate tax calculations at their POS, accounting for sales tax holidays, multiple locations, threshold taxes, and more.

Financial Outlook

For the third quarter of 2021, the Company currently expects:

•	Total revenue between $169.0 and $171.0 million.
•	Non-GAAP operating loss between $5.0 and $7.0 million.

For the full year 2021, the Company currently expects:

•	Total revenue between $672.0 and $676.0 million.
•	Non-GAAP operating loss between $10.0 and $14.0 million.

Conference Call Information

Avalara will host a conference call at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) today, August 5, 2021 to discuss its financial results and business highlights. The conference call can be accessed by dialing (844) 200-6205 from the United States or 44-20-8068-2558 internationally with participant access code 749455. A live webcast of the call will also be available on the Avalara investor relations website at investor.avalara.com.

A telephone replay of the conference call will be available until 8:59 p.m. Pacific Time on Thursday, August 12, 2021 and a webcast replay will also be archived at investor.avalara.com. The telephone replay will be available by dialing (845) 709-8569 from the United States or 44-20-3936-3001 internationally with participant access code 245978.

About Avalara, Inc.

Avalara helps businesses of all sizes get tax compliance right. In partnership with leading ERP, accounting, ecommerce, and other financial management system providers, Avalara delivers cloud-based compliance solutions for various transaction taxes, including sales and use, VAT, GST, excise, communications, lodging, and other indirect tax types. Headquartered in Seattle, Avalara has offices across the U.S. and around the world in Brazil, Europe, and India. More information at www.avalara.com.

Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements including, among others, statements about our financial outlook for the third quarter and full year 2021, our expectations for the integration of our acquisitions into our business, and expected growth opportunities and synergies arising from the acquisitions. In some cases you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

These forward-looking statements involve risks, uncertainties, and assumptions that could cause actual performance or results to differ materially from those expressed or suggested by the forward-looking statements. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our ability to sustain our revenue growth rate, to achieve or maintain profitability, and to effectively manage our anticipated growth; our ability to attract new customers on a cost-effective basis and the extent to which existing customers renew and upgrade their subscriptions; the impact of the novel coronavirus (COVID-19) pandemic and any associated economic downturn on our business operations, results, and financial position; the timing of our introduction of new solutions or updates to existing solutions; our ability to successfully diversify our solutions by developing or introducing new solutions or acquiring and integrating additional businesses, products, services, or content; our ability to maintain and expand our strategic relationships with third parties; our ability to deliver our solutions to customers without disruption or delay; our exposure to liability from errors, delays, fraud, or system failures, which may not be covered by insurance; our ability to expand our international reach; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, and which should be read in conjunction with our financial results and forward-looking statements. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Use of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we have disclosed non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP basic net income (loss) per share, non-GAAP diluted net income (loss) per share, free cash flow, and calculated billings, which are all non-GAAP financial measures. We have provided tabular reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure at the end of this release.

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We calculate non-GAAP cost of revenue, non-GAAP research and development expense, non-GAAP sales and marketing expense, and non-GAAP general and administrative expense as GAAP cost of revenue, GAAP research and development expense, GAAP sales and marketing expense, and GAAP general and administrative expense before stock-based compensation expense and the amortization of acquired intangible assets included in each of the expense categories.

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We calculate non-GAAP gross profit as GAAP gross profit before stock-based compensation expense and the amortization of acquired intangibles included in cost of revenue. We calculate non-GAAP gross margin as GAAP gross margin before the impact of stock-based compensation expense and the amortization of acquired intangibles included in cost of revenue as a percentage of revenue.

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We calculate non-GAAP operating income (loss) as GAAP operating loss before stock-based compensation expense, amortization of acquired intangibles, and goodwill impairments. We calculate non-GAAP net income (loss) as GAAP net loss before stock-based compensation expense, amortization of acquired intangibles, and goodwill impairments.

•	We calculate non-GAAP basic net income (loss) per share as non-GAAP net income (loss) divided by weighted average shares outstanding.

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We calculate non-GAAP diluted net income (loss) per share as non-GAAP net income (loss) divided by diluted weighted average shares outstanding. Diluted weighted average shares outstanding includes weighted average shares outstanding plus the dilutive effect, if any, of outstanding common stock equivalents.

•	We define free cash flow as net cash used in operating activities less cash used for the purchases of property and equipment and capitalized software development costs.
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We define calculated billings as total revenue plus the changes in deferred revenue and contract liabilities in the period, excluding the acquisition date impact of deferred revenue and contract liabilities assumed in business combinations. Because we recognize subscription revenue ratably over the subscription term, calculated billings can be used to measure our subscription sales activity for a particular period, to compare subscription sales activity across particular periods, and as a potential indicator of future subscription revenue, the actual timing of which will be affected by several factors, including subscription start date and duration.

Management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance and liquidity. We believe that non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our results, prospects, and liquidity period-over-period without the impact of certain items that do not directly correlate to our performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as when comparing our financial results to those of other companies.

The company has not reconciled its expectations of non-GAAP financial measures to the corresponding GAAP measures primarily because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Our definitions of these non-GAAP financial measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP financial measures in conjunction with the related GAAP financial measure.

Definitions of Key Business Metrics

We also use the key business metrics of core customers and net revenue retention rate.

Core Customers

We believe core customers is a key indicator of our market penetration, growth, and potential future revenue. We use core customers as a metric to focus our customer count reporting on our primary target market segment. We define a core customer as:

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a unique account identifier in our primary U.S. billing systems (multiple companies or divisions within a single consolidated enterprise that each have a separate unique account identifier are each treated as separate customers);

•	that is active as of the measurement date; and
•	for which we have recognized, as of the measurement date, greater than $3,000 in total revenue during the previous 12 months.

Currently, our core customer count includes only customers with unique account identifiers in our primary U.S. billing systems and does not include customers that subscribe to our solutions through our international subsidiaries and certain legacy and acquired billing systems that have not yet been integrated into our primary U.S. billing systems (e.g., recent acquisitions and our lodging tax compliance solution). As we increase our international operations and sales in future periods, we may add customers billed from our international subsidiaries to the core customer metric.

We revised our core customer calculation methodology during the second quarter of 2021. Under the prior methodology, revenue from SST was not included in our calculation of total revenue during the previous 12 months. This meant customers that would have otherwise met the definition of a core customer, with inclusion of attributable SST revenue, were excluded from our core customer count as well as our disclosures on the percentage of total revenue attributable to core customers. The revised methodology for core customers includes revenue from SST.

We believe these changes improve the usefulness of this key business metric, which is to measure both the growth of existing customers into core customers and the acquisition of new customers of a certain size.

We also have a substantial number of customers of various sizes that do not meet the revenue threshold to be considered a core customer. Many of these customers are in the emerging and small business segment of the marketplace, which represents strategic value and a growth opportunity for us. Customers who do not meet the revenue threshold to be considered a core customer provide us with market share and awareness, and we anticipate that some may grow into core customers. In addition, we have numerous enterprise-level customers that only utilize our services for small segments of their business, providing opportunities over time for us to extend our relationship and make them core customers.

In addition to customers with whom we have a direct relationship, some of our customers are business application publishers (including ecommerce platforms) that include automated tax determination powered by Avalara. While those platform providers may be core customers to Avalara, their end-user customers generally are not.

Net Revenue Retention Rate

We believe that our net revenue retention rate provides insight into our ability to retain and grow revenue from our customers, as well as their potential long-term value to us. We also believe it reflects the stability of our revenue base, which is one of our core competitive strengths. We calculate our net revenue retention rate by dividing (a) total subscription and returns revenue in the current quarter from any billing accounts that generated revenue during the corresponding quarter of the prior year by (b) total subscription and returns revenue in such corresponding quarter from those same billing accounts. This calculation includes changes during the period for such billing accounts, such as additional solutions purchased, changes in pricing and transaction volume, and terminations, but does not reflect revenue for new billing accounts added during the one-year period.

Our net revenue retention rate includes only customers with unique account identifiers in our primary U.S. billing systems and does not include customers who subscribe to our solutions through our international subsidiaries or certain legacy and acquired billing systems that have not been integrated into our primary U.S. billing systems.

During the second quarter of 2021, we revised our net revenue retention rate calculation methodology. Under the prior methodology, revenue from SST was not included in our reported net revenue retention rate. This meant that revenue expansion from existing customers adopting our SST solution was not included, while revenue contraction from customers replacing one or more of Avalara’s other solutions with SST was included. The revised calculation methodology for net revenue retention rate includes revenue from SST. In addition, professional services revenue is no longer included in the revised calculation methodology, as these services tend to be more one-time in nature.

We believe these changes improve the usefulness of this key business metric, which is to measure our ability to retain and grow revenue from existing customers over time.

Reported Consolidated Results

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Three Months Ended June 30,
	2021	2020
Revenue:
Subscription and returns	$152,442	$108,519
Professional services	16,625	7,968
Total revenue	169,067	116,487
Cost of revenue:
Subscription and returns	40,983	28,779
Professional services	7,692	4,551
Total cost of revenue (1)	48,675	33,330
Gross profit	120,392	83,157
Operating expenses:
Research and development (1)	40,111	26,844
Sales and marketing (1)	71,897	46,040
General and administrative (1)	35,244	20,322
Total operating expenses	147,252	93,206
Operating loss	(26,860)	(10,049)
Other (income) expense:
Interest income	(23)	(168)
Other (income) expense, net	961	122
Total other (income) expense, net	938	(46)
Loss before income taxes	(27,798)	(10,003)
(Benefit from) provision for income taxes	(148)	137
Net loss	$(27,650)	$(10,140)

Net loss per share attributable to common shareholders, basic and diluted	$(0.32)	$(0.13)
Weighted average shares of common stock outstanding, basic and diluted	86,090	78,924

	For the Three Months Ended June 30,
(1) The stock-based compensation expense included above was as follows:	2021	2020
Cost of revenue	$2,444	$1,477
Research and development	6,069	3,080
Sales and marketing	5,201	2,956
General and administrative	9,521	4,734
Total stock-based compensation	$23,235	$12,247

The amortization of acquired intangibles included above was as follows:
Cost of revenue	$2,394	$1,065
Research and development	—	—
Sales and marketing	2,905	549
General and administrative	894	4
Total amortization of acquired intangibles	$6,193	$1,618

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Six Months Ended June 30,
	2021	2020
Revenue:
Subscription and returns	$291,760	$214,065
Professional services	30,908	13,865
Total revenue	322,668	227,930
Cost of revenue:
Subscription and returns	79,146	58,296
Professional services	14,200	9,288
Total cost of revenue (1)	93,346	67,584
Gross profit	229,322	160,346
Operating expenses:
Research and development (1)	79,267	52,691
Sales and marketing (1)	136,201	95,674
General and administrative (1)	66,095	41,710
Total operating expenses	281,563	190,075
Operating loss	(52,241)	(29,729)
Other (income) expense:
Interest income	(47)	(1,610)
Other (income) expense, net	3,235	(3,250)
Total other (income) expense, net	3,188	(4,860)
Loss before income taxes	(55,429)	(24,869)
Provision for income taxes	2,209	554
Net loss	$(57,638)	$(25,423)

Net loss per share attributable to common shareholders, basic and diluted	$(0.67)	$(0.32)
Weighted average shares of common stock outstanding, basic and diluted	85,765	78,414

	For the Six Months Ended June 30,
(1) The stock-based compensation expense included above was as follows:	2021	2020
Cost of revenue	$4,651	$2,673
Research and development	11,355	5,474
Sales and marketing	9,467	5,771
General and administrative	16,539	8,060
Total stock-based compensation	$42,012	$21,978

The amortization of acquired intangibles included above was as follows:
Cost of revenue	$4,414	$2,295
Research and development	—	—
Sales and marketing	4,445	1,156
General and administrative	1,755	8
Total amortization of acquired intangibles	$10,614	$3,459

AVALARA, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$639,479	$673,593
Restricted cash	37,700	19,953
Trade accounts receivable—net of allowance for doubtful accounts	85,531	75,857
Deferred commissions	14,781	12,245
Prepaid expenses and other current assets	28,638	20,098
Total current assets before customer fund assets	806,129	801,746
Funds held from customers	45,580	30,598
Receivable from customers—net of allowance for doubtful accounts	532	563
Total current assets	852,241	832,907
Noncurrent assets:
Restricted cash	103	37,700
Deferred commissions	45,862	38,625
Operating lease right-of-use assets—net	49,161	52,320
Property and equipment—net	38,633	34,713
Intangible assets—net	89,671	86,513
Goodwill	596,674	513,234
Other noncurrent assets	7,609	6,321
Total assets	$1,679,954	$1,602,333

Liabilities and shareholders' equity
Current liabilities:
Trade payables	17,477	20,280
Accrued expenses	81,964	84,532
Deferred revenue	237,537	208,026
Accrued purchase price related to acquisitions	48,816	22,473
Accrued earnout liabilities	25,371	749
Operating lease liabilities	12,121	11,339
Total current liabilities before customer fund obligations	423,286	347,399
Customer fund obligations	46,909	31,549
Total current liabilities	470,195	378,948
Noncurrent liabilities:
Deferred revenue	1,858	1,664
Accrued purchase price related to acquisitions	2,618	49,057
Accrued earnout liabilities	42,665	34,468
Operating lease liabilities	51,359	56,625
Deferred tax liability	5,340	1,031
Other noncurrent liabilities	570	380
Total liabilities	574,605	522,173
Commitments and contingencies
Shareholders' equity:
Preferred stock	—	—
Common stock	9	9
Additional paid-in capital	1,723,762	1,640,867
Accumulated other comprehensive loss	(1,407)	(1,339)
Accumulated deficit	(617,015)	(559,377)
Total shareholders’ equity	1,105,349	1,080,160
Total liabilities and shareholders' equity	$1,679,954	$1,602,333

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Three Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(27,650)	$(10,140)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	23,235	12,247
Depreciation and amortization	9,030	3,908
Deferred income tax expense	251	73
Non-cash operating lease costs	2,533	2,004
Non-cash change in earnout liability	1,181	184
Non-cash bad debt expense	394	742
Other	267	(424)
Changes in operating assets and liabilities:
Trade accounts receivable	6,283	(6,241)
Prepaid expenses and other current assets	(1,377)	1,259
Deferred commissions	(7,413)	(2,690)
Other noncurrent assets	(2,138)	(1,259)
Trade payables	(995)	(768)
Accrued expenses	12,102	8,818
Deferred revenue	12,978	2,349
Operating lease liabilities	(3,131)	(2,565)
Net cash provided by operating activities	25,550	7,497
Cash flows from investing activities:
Purchase of property and equipment	(1,704)	(1,109)
Capitalized software development costs	(3,642)	(847)
Cash paid for acquisitions of businesses, net of cash and restricted cash equivalents acquired	(21,842)	—
Cash paid for acquired intangible assets	(1,500)	—
Net cash used in investing activities	(28,688)	(1,956)
Cash flows from financing activities:
Proceeds from exercise of stock options	4,668	17,495
Acquisition-related post-closing payments	(18,850)	—
Net decrease in customer fund obligations	(703)	(5,896)
Net cash (used in) provided by financing activities	(14,885)	11,599
Foreign currency effect	(428)	163
Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	(18,451)	17,303
Cash, cash equivalents, restricted cash, and restricted cash equivalents—Beginning of period	741,313	478,631
Cash, cash equivalents, restricted cash, and restricted cash equivalents—End of period	$722,862	$495,934
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Consolidated Balance Sheets, end of period:
Cash and cash equivalents	$639,479	$474,411
Restricted cash	37,803	—
Restricted cash equivalents—funds held from customers	45,580	21,523
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$722,862	$495,934

AVALARA, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(57,638)	$(25,423)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	42,012	21,978
Depreciation and amortization	16,101	7,999
Impairment of capitalized cloud computing costs	345	—
Deferred income tax expense	2,279	135
Non-cash operating lease costs	4,708	3,960
Non-cash change in earnout liabilities	2,531	(2,325)
Non-cash bad debt expense	976	1,373
Other	(122)	(434)
Changes in operating assets and liabilities:
Trade accounts receivable	(8,412)	(8,991)
Prepaid expenses and other current assets	(10,563)	(3,486)
Deferred commissions	(9,773)	(4,940)
Other noncurrent assets	(1,597)	(1,643)
Trade payables	(2,890)	2,891
Accrued expenses	(3,532)	(9,750)
Deferred revenue	28,819	6,477
Operating lease liabilities	(5,941)	(4,795)
Net cash used in operating activities	(2,697)	(16,974)
Cash flows from investing activities:
Purchase of property and equipment	(3,070)	(1,992)
Capitalized software development costs	(5,953)	(1,564)
Cash paid for acquisitions of businesses, net of cash and restricted cash equivalents acquired	(24,009)	—
Cash paid for acquired intangible assets	(1,500)	—
Net cash used in investing activities	(34,532)	(3,556)
Cash flows from financing activities:
Proceeds from exercise of stock options	10,197	25,423
Proceeds from purchases of stock under employee stock purchase plan	7,088	5,716
Acquisition-related post-closing payments	(20,821)	—
Payments related to business combination earnouts	—	(3,760)
Payments related to asset acquisition earnouts	(690)	(65)
Net increase (decrease) in customer fund obligations	2,895	(1,981)
Net cash (used in) provided by investing activities	(1,331)	25,333
Foreign currency effect	(422)	(202)
Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	(38,982)	4,601
Cash, cash equivalents, restricted cash, and restricted cash equivalents—Beginning of period	761,844	491,333
Cash, cash equivalents, restricted cash, and restricted cash equivalents—End of period	$722,862	$495,934
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Consolidated Balance Sheets, end of period:
Cash and cash equivalents	$639,479	$474,411
Restricted cash	37,803	—
Restricted cash equivalents—funds held from customers	45,580	21,523
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$722,862	$495,934

AVALARA, INC.

UNAUDITED PRESENTATION AND RECONCILIATION TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

The following schedules reflect our non-GAAP financial measures and reconcile our non-GAAP financial measures to the related GAAP financial measures:

Summary of Non-GAAP Financial Measures:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Non-GAAP cost of revenue	$43,837	$30,788	$84,281	$62,616
Non-GAAP gross profit	$125,230	$85,699	$238,387	$165,314
Non-GAAP gross margin	74%	74%	74%	73%
Non-GAAP research and development expense	$34,042	$23,764	$67,912	$47,217
Non-GAAP sales and marketing expense	$63,791	$42,535	$122,289	$88,747
Non-GAAP general and administrative expense	$24,829	$15,584	$47,801	$33,642
Non-GAAP operating income (loss)	$2,568	$3,816	$385	$(4,292)
Non-GAAP net income (loss)	$1,778	$3,725	$(5,012)	$14
Non-GAAP basic net income (loss) per share	$0.02	$0.05	$(0.06)	$0.00
Non-GAAP diluted net income (loss) per share	$0.02	$0.04	$(0.06)	$0.00
Free cash flow	$20,204	$5,541	$(11,720)	$(20,530)

Reconciliation of Non-GAAP Financial Measures:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of Non-GAAP Cost of Revenue:
Cost of revenue	$48,675	$33,330	$93,346	$67,584
Stock-based compensation expense	(2,444)	(1,477)	(4,651)	(2,673)
Amortization of acquired intangibles	(2,394)	(1,065)	(4,414)	(2,295)
Non-GAAP Cost of Revenue	$43,837	$30,788	$84,281	$62,616

Reconciliation of Non-GAAP Gross Profit:
Gross Profit	$120,392	$83,157	$229,322	$160,346
Stock-based compensation expense	2,444	1,477	4,651	2,673
Amortization of acquired intangibles	2,394	1,065	4,414	2,295
Non-GAAP Gross Profit	$125,230	$85,699	$238,387	$165,314

Reconciliation of Non-GAAP Gross Margin:
Gross margin	71%	71%	71%	70%
Stock-based compensation expense as a percentage of revenue	1%	1%	1%	1%
Amortization of acquired intangibles as a percentage of revenue	1%	1%	1%	1%
Non-GAAP Gross Margin	74%	74%	74%	73%

Reconciliation of Non-GAAP Research and Development Expense:
Research and development	$40,111	$26,844	$79,267	$52,691
Stock-based compensation expense	(6,069)	(3,080)	(11,355)	(5,474)
Amortization of acquired intangibles	—	—	—	—
Non-GAAP Research and Development Expense	$34,042	$23,764	$67,912	$47,217

Reconciliation of Non-GAAP Sales and Marketing Expense:
Sales and marketing	$71,897	$46,040	$136,201	$95,674
Stock-based compensation expense	(5,201)	(2,956)	(9,467)	(5,771)
Amortization of acquired intangibles	(2,905)	(549)	(4,445)	(1,156)
Non-GAAP Sales and Marketing Expense	$63,791	$42,535	$122,289	$88,747

Reconciliation of Non-GAAP General and Administrative Expense:
General and administrative	$35,244	$20,322	$66,095	$41,710
Stock-based compensation expense	(9,521)	(4,734)	(16,539)	(8,060)
Amortization of acquired intangibles	(894)	(4)	(1,755)	(8)
Non-GAAP General and Administrative Expense	$24,829	$15,584	$47,801	$33,642

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation of Non-GAAP Operating Income (Loss):
Operating loss	$(26,860)	$(10,049)	$(52,241)	$(29,729)
Stock-based compensation expense	23,235	12,247	42,012	21,978
Amortization of acquired intangibles	6,193	1,618	10,614	3,459
Non-GAAP Operating Income (Loss)	$2,568	$3,816	$385	$(4,292)

Reconciliation of Non-GAAP Net Income (Loss):
Net loss	$(27,650)	$(10,140)	$(57,638)	$(25,423)
Stock-based compensation expense	23,235	12,247	42,012	21,978
Amortization of acquired intangibles	6,193	1,618	10,614	3,459
Non-GAAP Net Income (Loss)	$1,778	$3,725	$(5,012)	$14

Reconciliation of Non-GAAP Basic Net Income (Loss) Per Share:
Net loss per share	$(0.32)	$(0.13)	$(0.67)	$(0.32)
Stock-based compensation expense per share	0.27	0.16	0.49	0.28
Amortization of acquired intangibles per share	0.07	0.02	0.12	0.04
Non-GAAP Basic Net Income (Loss) Per Share	$0.02	$0.05	$(0.06)	$0.00

Reconciliation of Non-GAAP Diluted Net Income (Loss) Per Share:
Net loss per diluted share	$(0.31)	$(0.13)	$(0.67)	$(0.32)
Stock-based compensation expense per share	0.26	0.15	0.49	0.28
Amortization of acquired intangibles per share	0.07	0.02	0.12	0.04
Non-GAAP Diluted Net Income (Loss) Per Share (1)	$0.02	$0.04	$(0.06)	$0.00
Shares used in computing non-GAAP diluted net income (loss) per share	89,518	83,389	85,765	82,753

(1) Non-GAAP diluted net income (loss) per share for the three months ended June 30, 2021 was calculated using the diluted share count which includes approximately 3.4 million dilutive shares related to employee stock options and stock-based awards.  For the six months ended June 30, 2021 all common stock equivalents have been excluded from the diluted share count as their effect is antidilutive. For the three and six months ended June 30, 2020, the diluted share count included approximately 4.4 million dilutive shares related to employee stock options and stock-based awards.

Free Cash Flow:
Net cash provided by (used in) operating activities(2)	$25,550	$7,497	$(2,697)	$(16,974)
Less: Purchases of property and equipment(3)	(1,704)	(1,109)	(3,070)	(1,992)
Less: Capitalized software development costs(3)	(3,642)	(847)	(5,953)	(1,564)
Free Cash Flow	$20,204	$5,541	$(11,720)	$(20,530)

(2) We have presented corrected net cash used in operating activities for the three and six months ended June 30, 2020 to reflect a correction identified in the fourth quarter of 2020 to the classification of funds held from customers in the Consolidated Statements of Cash Flows. The correction to net cash used in operating activities resulted in a change of $0.7 million and $0.9 million for the three months and six months ended June 30, 2020, respectively.

(3) Capitalized software development costs were previously included in purchases of property and equipment and does not impact previously reported free cash flow.

AVALARA, INC.

UNAUDITED PRESENTATION OF CALCULATED BILLINGS AND RECONCILIATION TO REVENUE

	Three Months Ended
	Jun 30, 2021 (1)	Mar 31, 2021	Dec 31, 2020 (1)	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Total revenue	$169,067	$153,601	$144,760	$127,879	$116,487	$111,443	$107,627	$98,525
Add:
Deferred revenue (end of period)	239,395	225,531	209,690	180,640	167,719	165,369	161,241	148,466
Contract liabilities (end of period)	11,406	12,466	10,134	7,673	6,195	6,330	5,197	4,843
Less:
Deferred revenue (beginning of period)	(225,531)	(209,690)	(180,640)	(167,719)	(165,369)	(161,241)	(148,466)	(138,811)
Contract liabilities (beginning of period)	(12,466)	(10,134)	(7,673)	(6,195)	(6,330)	(5,197)	(4,843)	(4,508)
Deferred revenue assumed in business combinations	(886)	—	(9,194)	—	—	—	—	—
Calculated billings	$180,985	$171,774	$167,077	$142,278	$118,702	$116,704	$120,756	$108,515

(1) The second quarter of 2021 and fourth quarter of 2020 include reconciling adjustments to exclude the acquisition-date fair value of deferred revenue assumed in business combinations.

AVALARA, INC.

UNAUDITED PRESENTATION OF KEY BUSINESS METRICS

	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019 (3)	Sep 30, 2019 (3)
Number of core customers (as of end of period) - legacy	16,410	15,580	14,890	14,180	13,560	12,940	12,150	11,400
Number of core customers (as of end of period) - revised(1)	16,570	15,730	15,020	14,300	13,640	13,000	12,240	11,440
Net revenue retention rate - legacy	110%	107%	104%	108%	107%	109%	111%	113%
Net revenue retention rate - revised(2)	116%	113%	115%	116%	114%	117%	N/A	N/A

(1) During the second quarter of 2021, we revised the methodology for calculating core customers to include revenue from SST (see Definitions of Key Business Metrics above for details). The table above includes the number of core customers using both the legacy and the revised methodologies.

(2) During the second quarter of 2021, we revised the methodology for calculating net revenue retention rate to include revenue from SST. In addition, professional services revenue is no longer included in the revised calculation methodology, as these services tend to be more one-time in nature (see Definitions of Key Business Metrics above for details). The table above includes the net revenue retention rate using both the legacy and the revised methodologies.

(3) Net revenue retention rate - revised is not presented for the periods ended December 31, 2019 and September 30, 2019 due to certain prior period data needed to complete the calculation being unavailable.

Investor Contact

Jennifer Gianola

Avalara

jennifer.gianola@avalara.com

650-499-9837

Media Contact

Tommy Morgan

Avalara

media@avalara.com

540-448-7551